UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 18, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure
On February 18, 2015, Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum” or the “Company”) closed its previously announced underwritten offering (the “Offering”) of 4,600,000 shares of common stock, $0.02 par value per share. The number of shares sold in the offering includes the underwriters’ full exercise of the over-allotment option to purchase an additional 600,000 shares of common stock. The proceeds to the Company in the Offering, net of underwriting discounts and commissions and estimated offering expenses, were approximately $10.54 million. The Offering was made under Quantum’s shelf registration statement on Form S-3 (Registration No. 333-198463), including a base prospectus dated November 5, 2014, as supplemented by the prospectus supplement dated February 12, 2015. A copy of the press release announcing the closing of the Offering is attached to this report as Exhibit 99.1. The information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

February 18 , 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 18, 2015

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